UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

PIONEER ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction

of incorporation)

1-8182	74-2088619
(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

(855) 884-0575

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

2022 Notes Indenture and Registration Rights Agreement

On March 18, 2014, Pioneer Energy (“Pioneer” or the “Company”), issued $300 million aggregate principal amount of 6.125% Senior Notes due 2022 (the “2022 Notes”) under an indenture dated as of March 18, 2014 (the “2022 Notes Indenture”), among Pioneer, the subsidiaries of Pioneer named as guarantors therein, and Wells Fargo Bank, National Association, as trustee. The 2022 Notes will be sold to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2022 Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Pioneer will use the net proceeds from this offering (i) to fund a portion of the Tender Offer (as defined below) and (ii) to pay related premiums, fees and expenses relating to the Tender Offer. To the extent any portion of the net proceeds of the offering is not used as described herein, Pioneer plans to use such proceeds to redeem any of the Existing Notes (as defined below) not tendered in the Tender Offer.

The 2022 Notes mature on March 15, 2022 and bear interest at an annual rate of 6.125%. Interest on outstanding 2022 Notes is payable semi-annually, in arrears, on March 15 and September 15 of each year, commencing on September 15, 2014. Interest will accrue from March 18, 2014. The 2022 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by certain of Pioneer’s existing and future domestic subsidiaries.

On or after March 15, 2017, Pioneer may redeem the 2022 Notes, at any time and from time to time, all or part of the 2022 Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and any Additional Interest (as defined in the 2022 Notes Indenture), if any thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2017	104.594%
2018	103.063%
2019	101.531%
2020 and thereafter	100.000%

At any time prior to March 15, 2017, Pioneer may, at its option, redeem all or a portion of the 2022 Notes, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to the present value of (i) the redemption price at March 15, 2017, computed as specified above, plus (ii) a “make-whole” premium equal to the remaining scheduled interest payments through March 15, 2017, and accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date.

In addition, at any time and from time to time prior to March 15, 2017, Pioneer may redeem up to 35% of the aggregate principal amount of the 2022 Notes at a redemption price equal to 106.125% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of certain equity offerings by Pioneer; provided that at least 65% of the aggregate principal amount of 2022 Notes issued under the 2022 Notes Indenture (which amount includes additional notes) remains outstanding after the occurrence of such redemption (excluding 2022 Notes held by Pioneer and its subsidiaries) and that the redemption occurs within 120 days of the date of the closing of such equity offering.

If Pioneer experiences a change of control (as defined in the 2022 Notes Indenture), Pioneer will be required to make an offer to each holder of 2022 Notes to repurchase all or any part of the 2022 Notes held by any such holder at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. If Pioneer engages in certain asset sales, within 365 days of such sale Pioneer will be required to use the net cash proceeds from such sale to make an offer to purchase a principal amount of the 2022 Notes to the extent Pioneer does not reinvest those proceeds in its business. The purchase price of each 2022 Note so purchased will be 100% of its principal amount, plus accrued and unpaid interest to the repurchase date.

The 2022 Notes Indenture, among other things, limits the ability of Pioneer and any restricted subsidiaries’ ability to (i) pay dividends on stock, repurchase stock, redeem subordinated indebtedness or make other restricted payments and investments, (ii) incur, assume or guarantee additional indebtedness or issue preferred or disqualified stock, (iii) create liens on their assets, (iv) enter into sale and leaseback transactions, (v) sell or transfer assets, (vi) restrict dividends, loans or other asset transfers from any restricted subsidiary to Pioneer, (vii) consolidate with or merge with or into, or sell all or substantially all of their properties to any other person, (viii) enter into transactions with affiliates or (ix) enter into new lines of business. These covenants are subject to a number of important exceptions and qualifications set forth in the 2022 Notes Indenture. Further, if the 2022 Notes receive an investment grade rating by Standard & Poor’s or Moody’s Investors Service and Pioneer and its subsidiaries are not in default under the 2022 Notes Indenture, Pioneer and its subsidiaries will not be required to comply with certain covenants contained in the 2022 Notes Indenture.

In connection with the execution of the 2022 Notes Indenture, Pioneer also entered into a Registration Rights Agreement, dated as of March 18, 2014 (the “Registration Rights Agreement”), among Pioneer, the subsidiaries of Pioneer named as guarantors therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the 2022 Notes.

Under the Registration Rights Agreement, Pioneer and the guarantors agreed to file a registration statement with the Securities and Exchange Commission offering to exchange a new series of freely tradable notes having substantially identical terms as the 2022 Notes (“exchange notes”) for the 2022 Notes. Pioneer and the guarantors have agreed to use their commercially reasonable efforts to (i) cause this registration statement to be declared effective no later than March 18, 2015, (ii) keep the exchange offer open for not less than 20 business days after this registration statement is declared effective and the offer to exchange mailed to the holders of the 2022 Notes and (iii) cause the exchange offer to be completed no later than April 12, 2015. In certain circumstances, Pioneer may be required to file a shelf registration statement to cover resales of the 2022 Notes. The use of the shelf registration statement will be subject to certain customary suspension periods. If Pioneer and the guarantors do not meet these deadlines, Pioneer will be required to pay additional interest to holders of 2022 Notes under certain circumstances.

The foregoing descriptions of the 2022 Notes Indenture, the 2022 Notes and the Registration Rights Agreement are qualified in their entirety by reference to the 2022 Notes Indenture, the form of 2022 Notes and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2 and 10.1 hereto, respectively, and are incorporated herein by reference

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 with respect to the 2022 Notes is incorporated herein by reference.

Item 8.01 – Other Events.

On March 18, 2014, Pioneer announced (i) the closing of its offering of the 2022 Notes and (ii) the early results of the tender offer (the “Tender Offer”) by Pioneer for up to $300 million of its outstanding 9 7⁄8 Senior Notes due 2018 (the “Existing Notes”). A copy of the press release announcing these events is furnished as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture dated as of March 18, 2014 by and among Pioneer, the subsidiaries of Pioneer named as guarantors therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 6.125% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of March 18, 2014, by and among Pioneer, the subsidiaries of Pioneer named as guarantors therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the 2022 Notes.

99.1	Press Release dated March 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

Date: March 18, 2014	By:	/s/ Carlos R. Peña
Carlos R. Peña
Senior Vice President, General Counsel, Secretary and Compliance Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Indenture dated as of March 18, 2014 by and among Pioneer, the subsidiaries of Pioneer named as guarantors therein and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 6.125% Senior Notes due 2022 (included as Exhibit A to Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of March 18, 2014, by and among Pioneer, the subsidiaries of Pioneer named as guarantors therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers of the 2022 Notes.

99.1	Press Release dated March 18, 2014.